Exhibit 99.1  Press Release

JANUARY 7, 2000

For IMMEDIATE RELEASE

CONTACT:	Ruth J. Rogers, CFO and Treasurer (617) 825-5555

MASSACHUSETTS FINCORP ANNOUNCES RETIREMENT OF DIRECTOR

Boston, MA -- January 7, 2000 -- Massachusetts Fincorp, Inc. (OTCBB:MAFN), the holding company for Massachusetts Co-operative Bank announced the age-related retirement of John B. Byrne as a director of the Company and the Bank, effective December 31, 1999. The announcement was made by Paul C. Green, Chairman, President and CEO of the Company and the Bank. "The Board accepted Mr. Byrne's resignation with regret." Mr. Green said, "He has been a major contributor to the Bank's success for more than twenty years." Mr. Byrne has been a director of the Company since 1998 and a director of the Bank since 1977.